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                                  EXHIBIT 23.1

Board of Directors
Team Financial, Inc.:


We consent to the use of our report on the consolidated financial statements Team Financial, Inc. as of and for the three-year ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Kansas City, Missouri
April 9, 1999